                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT




                                     BETWEEN


                           SHELL OFFSHORE INC. ("SOI")
                      MIDSTREAM CAPITAL CORPORATION ("MCC")
             SHELL OIL & GAS INVESTMENT LIMITED PARTNERSHIP ("SOGI")
                      SHELL ONSHORE VENTURES INC. ("SOVI")
               SHELL DEEPWATER DEVELOPMENT HOLDINGS INC. ("SDDHI")
                     SHELL FRONTIER OIL & GAS INC. ("SFOGI")
                           SOI FINANCE INC. ("SOIFI")
                         ORLANDO-SOI PARTNERSHIP ("OSP")
               SHELL CONSOLIDATED ENERGY RESOURCES INC. ("SCERI")
                            (COLLECTIVELY, "SELLER")


                                       AND


                               APACHE CORPORATION
                                  ("PURCHASER")





                                 DATED EFFECTIVE
                                  MARCH 1, 1999

SECTION 1 - DEFINITIONS / EXHIBITS .............................................................2
         1.1  ACCOUNTING CLOSING DATE ..........................................................2
         1.2  AGREEMENT ........................................................................2
         1.3  AFFILIATE ........................................................................2
         1.4  BUSINESS RECORDS .................................................................3
         1.5  EFFECTIVE TIME ...................................................................3
         1.6  EXHIBITS .........................................................................3
         1.7  SCHEDULE .........................................................................4
         1.8  CLOSING ..........................................................................4
         1.9  CONTRACT RIGHTS ..................................................................5
         1.10 EASEMENTS ........................................................................5
         1.11 GOVERNMENTAL BODY ................................................................5
         1.12 KNOWN/KNOWLEDGE ..................................................................5
         1.13 LEASE ............................................................................5
         1.14 MMS ..............................................................................6
         1.15 NET REVENUE INTEREST..............................................................6
         1.16 OIL & GAS INTERESTS...............................................................6
         1.17 OPERATOR .........................................................................6
         1.18 PLATFORMS & FACILITIES............................................................6
         1.19 PROPRIETARY DATA .................................................................6
         1.20 TERMINATION DATE .................................................................7
         1.21 PARTY ............................................................................7
         1.22 WORKING INTEREST .................................................................7
         1.23 STOCK PURCHASE AGREEMENT..........................................................7
         1.24 HSR ACT ..........................................................................7
SECTION 2 - PURCHASE AND SALE ..................................................................7
         2.1      PURCHASE AND SALE OF ASSETS...................................................7
                           2.1.1 LEASES.........................................................7
                           2.1.2 ASSOCIATED INTERESTS...........................................8
                           2.1.3 WELLS..........................................................8
                           2.1.4 PLATFORMS & FACILITIES.........................................8
                           2.1.5 EASEMENTS......................................................9
                           2.1.6 CONTRACT RIGHTS................................................9
                           2.1.7 PROPRIETARY DATA...............................................9
                           2.1.8 BUSINESS RECORDS..............................................10
         2.2      EXCLUDED ASSETS .............................................................10
                           2.2.1 LICENSED DATA.................................................10
                           2.2.2 TRADE ACCOUNTS AND CAUSES OF ACTION...........................10
                           2.2.3 AFFILIATE AND THIRD PARTY ASSETS..............................11


                                     Page i

                       2.2.4    OTHER EXCLUDED ASSETS.......................................11
         2.3  ASSETS SUBJECT TO EXISTING AGREEMENTS.........................................11
                       2.3.1    EXCLUSIONS..................................................12
         2.4  PURCHASE PRICE ...............................................................12
         2.5  ADDITIONAL CONSIDERATION......................................................13
                       2.5.3    EXCLUSIONS..................................................14
         2.6  TITLE AND RISK OF LOSS........................................................15
         2.7  SPECIFIC PERFORMANCE..........................................................15
         2.8  INSURANCE ....................................................................15
SECTION 3 -   TITLE/GENERAL.................................................................15
         3.1  TITLE MATTERS.................................................................15
         3.2  PHYSICAL CONDITION OF THE ASSETS..............................................16
         3.3  NORM .........................................................................16
         3.4  AVAILABILITY OF DATA..........................................................17
         3.5  PREFERENTIAL RIGHTS AND CONSENTS..............................................17
SECTION 4 -   COVENANTS AND AGREEMENTS .....................................................19
         4.1  COVENANTS AND AGREEMENTS OF SELLER............................................19
         4.2  EMPLOYEE MATTERS .............................................................20
         4.3  REGULATION S-X FINANCIAL DATA.................................................20
         4.4  HSR ACT ......................................................................21
         4.5  GREEN CANYON 89 PRODUCTION PROCESSING.........................................21
SECTION 5 -   CLOSING ......................................................................23
         5.1  CONDITIONS PRECEDENT..........................................................23
                       5.1.1.   HSR APPROVAL................................................23
                       5.1.2.   MAIN PASS 290 FIELD AGREEMENT...............................23
                       5.1.3.   PURCHASER'S CERTIFICATION...................................23
                       5.1.4.   FAILURE OF  CONDITION.......................................23
                       5.1.5.   INTEREST ON PURCHASE PRICE..................................24
         5.2  CLOSING           ............................................................24
         5.3  POST CLOSING OBLIGATIONS......................................................26
                       5.3.1    RECORDING & FILING..........................................26
                       5.3.2    CHANGE OF OPERATOR..........................................26
                       5.3.3    NOTICES TO THIRD PARTIES....................................27
                       5.3.4    DELIVERY OF BUSINESS RECORDS................................27
                       5.3.5    USE OF NAME.................................................28
         5.4  GOVERNMENTAL APPROVALS........................................................28
         5.5  OPERATIONS AFTER THE CLOSING..................................................29


                                    Page ii

SECTION 6 - GENERAL REPRESENTATIONS AND WARRANTIES.................................................33
         6.1      RECIPROCAL REPRESENTATIONS AND WARRANTIES........................................33
                           (a)      CORPORATE ORGANIZATION.........................................33
                           (b)      REQUISITE APPROVALS............................................33
                           (c)      IMPEDIMENTS TO CONSUMMATION OF AGREEMENT.......................34
                           (d)      BANKRUPTCY.....................................................34
         6.2      SELLER'S REPRESENTATIONS & WARRANTIES............................................34
                           (a)      CONTRACTS & PERMITS............................................35
                           (b)      COMPLIANCE WITH APPLICABLE LAWS................................35
                           (c)      PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGNMENT........35
                           (d)      LITIGATION.....................................................35
                           (e)      TAXES..........................................................36
                           (f)      LEASES AND WELLS...............................................36
                           (g)      MARKETING......................................................36
                           (h)      CONTRACT RIGHTS................................................37
                           (i)      OPERATIONS AND OPEN AFES.......................................38
                           (j)      ENVIRONMENTAL MATTERS..........................................38
                           (k)      WORKING INTEREST/NET REVENUE INTEREST..........................39
                           (l)      AFFILIATE CONTRACTS............................................39
                           (m)      BROKER'S FEES..................................................39
                           (n)      NO ENCUMBRANCES................................................40
                           (o)      NO TAX PARTNERSHIP.............................................40
                           (p)      SECTION 754 ELECTION...........................................40
                           (q)      PLUGGING OBLIGATIONS...........................................40
                           (r)      EXCHANGE/REMOVAL OF EQUIPMENT..................................41
                           (s)      MMS AND STATE OF LOUISIANA APPROVAL............................41
                           (t)      REVERSIONARY RIGHTS............................................41
                           (u)      INSPECTION REPORTS.............................................41
                           (v)      PRODUCER, FIELD AND PIPELINE IMBALANCES........................42
                           (w)      PAY-OUT REPORTS................................................42
         6.3      PURCHASER'S REPRESENTATIONS & WARRANTIES.........................................42
                           (a)      RECEIPT OF DATA................................................42
                           (b)      INDEPENDENT EVALUATION.........................................42
                           (c)      NO SECURITIES DISTRIBUTION.....................................43
                           (d)      BROKER'S FEES..................................................43
                           (e)      GOVERNMENTAL BODY APPROVAL.....................................44
                           (f)      TRANSPORTATION AGREEMENTS......................................44
         6.4      RELIANCE          ...............................................................44
                           (a)      BY SELLER......................................................44
                           (b)      BY PURCHASER...................................................44


                                    Page iii

         6.5      SURVIVAL OF REPRESENTATIONS & WARRANTIES.........................................44
SECTION 7 - ACCOUNTING FOR REVENUE & EXPENSES......................................................45
         7.1      ADJUSTMENTS .....................................................................45
                           7.1.1 FINAL ACCOUNTING..................................................45
                           7.1.2 NOTICE TO REMITTERS OF PROCEEDS...................................47
         7.2      ALLOCATION OF TAX LIABILITIES....................................................48
SECTION 8 - PURCHASER'S OBLIGATIONS ...............................................................48
         8.1      PURCHASER'S ASSUMED OBLIGATIONS..................................................48
         8.2      PLUGGING AND ABANDONMENT OF WELLS, REMOVAL OF PLATFORMS & FACILITIES.............49
SECTION 9 - DISCLAIMER OF WARRANTY / INDEMNIFICATION...............................................50
         9.1      SALE ............................................................................50
         9.2      DISCLAIMER REGARDING OIL & GAS INTERESTS.........................................51
         9.3      DISCLAIMER REGARDING INFORMATION.................................................52
         9.4      INDEMNIFICATION .................................................................53
SECTION 10 - ADMINISTRATIVE PROVISIONS.............................................................58
         10.1     EXPENSES OF SALE ................................................................58
         10.2     THIRD PARTY RIGHTS...............................................................58
         10.3     FURTHER ACTIONS .................................................................58
         10.4     NOTICES .........................................................................60
         10.5     PUBLIC ANNOUNCEMENTS.............................................................61
         10.6     TIME LIMITS .....................................................................62
         10.7     COMPLIANCE WITH LAWS & REGULATIONS...............................................62
         10.8     APPLICABLE LAW ..................................................................62
                           10.8.1   DTPA WAIVER....................................................63
         10.9     ARBITRATION .....................................................................64
         10.10    SEVERANCE OF INVALID PROVISIONS..................................................67
         10.11    CONSTRUCTION & INTERPRETATION....................................................67
                           10.11.1  HEADINGS FOR CONVENIENCE.......................................67
                           10.11.2  GENDER & NUMBER................................................68
                           10.11.3  INDEPENDENT REPRESENTATION.....................................68
         10.12    INTEGRATED AGREEMENT.............................................................68
         10.13    BINDING EFFECT ..................................................................69
         10.14    MULTIPLE COUNTERPARTS............................................................69
         10.15    FAIR NOTICE DISCLOSURE STATEMENT.................................................69
         10.16    GAS BALANCING ...................................................................69


                                    Page iv

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of April 29, 1999, (but is effective as of the Effective Time for accounting purposes) by and between ORLANDO-SOI PARTNERSHIP ("OSP"), SHELL OIL & GAS INVESTMENT LIMITED PARTNERSHIP ("SOGI"), both Delaware partnerships, SHELL OFFSHORE INC., SHELL DEEPWATER DEVELOPMENT HOLDINGS INC. ("SDDHI"), MIDSTREAM CAPITAL CORPORATION ("MCC"), SHELL CONSOLIDATED ENERGY RESOURCES INC. ("SCERI"), SHELL ONSHORE VENTURES INC. ("SOVI"), SHELL FRONTIER OIL & GAS INC. ("SFOGI") AND SOI FINANCE INC. ("SOIFI") all Delaware corporations, each of the foregoing having a post office address of
P. O. Box 61933, New Orleans, Louisiana 70161, except that OSP and MCC have a post office address of P. O. Box 4749, Houston, Texas 77210 (collectively herein referred to as "SELLER"), and APACHE CORPORATION, a Delaware corporation, ("PURCHASER") the address for which is 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400. SELLER and PURCHASER are sometimes separately referred to as a "Party" and are sometimes collectively referred to as "Parties".

         WHEREAS, subject to the terms and conditions set forth in this Agreement, PURCHASER desires to purchase from SELLER, and SELLER desires to sell to PURCHASER, all of SELLER's interests in certain oil and gas properties located in the Outer Continental Shelf of the Gulf of Mexico and the State of Louisiana.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, PURCHASER and SELLER agree as follows:

                       SECTION 1 - DEFINITIONS / EXHIBITS

         The following terms as used in this Agreement shall have the definitions set forth below:

1.1 ACCOUNTING CLOSING DATE: shall mean that certain date upon which PURCHASER assumes responsibility for accounting functions as set forth in Section 5.5(a).

1.2 AGREEMENT: shall mean this "Asset Purchase Agreement" together with its attached Exhibits and Schedules, all of which are incorporated into this Agreement for all purposes and as fully as if set forth in the text of this Agreement.

1.3      AFFILIATE:  shall mean

         (a) any corporation, limited liability company, partnership (including a limited partnership), or other entity owned or controlled by a Party to this Agreement. Ownership or control by a Party is deemed to exist if a Party to this Agreement directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock of the corporation having the right to vote for directors of the corporation (or fifty percent (50%) or more of the interests in the partnership or other entity). The stock (or interests in a partnership or other entity) owned or controlled by a Party shall include all stock (or other interests) directly or indirectly owned or controlled by any other corporation, partnership or other entity owned or controlled by a Party to this Agreement. Affiliate shall include Equilon Pipeline Company LLC and Tejas Holdings, LLC; and

         (b) any "parent" corporation, partnership or other entity that directly or indirectly owns or controls fifty percent (50%) or more of the outstanding stock (or other interests) having the right to vote for directors of a Party to this Agreement, and also includes any "sister" corporation, partnership or other entity in which the parent corporation directly or indirectly owns or controls fifty percent (50%) of the voting stock (or other interests) in such sister corporation.

1.4      BUSINESS RECORDS: as defined in Section 2.1.8.

1.5 EFFECTIVE TIME: shall mean 12:00 a.m. local time where the Oil & Gas Interests are located on March 1, 1999.

1.6 EXHIBITS: Attached hereto and forming an integral part of this Agreement are Exhibits "1" through "8" which are individually described as follows:

               Exhibit "1a"   Description of Leases, Rights-of-Way, and other
                              mineral rights
               Exhibit "1b"   List of Wells and Well Status
               Exhibit "1c"   List of Platforms
               Exhibit "2a"   Form of Assignment of Record Title
               Exhibit "2b"   Form of Assignment of Operating Rights
               Exhibit "2c"   Form of Assignment of Overriding Royalty Interest
               Exhibit "2d"   Form of Bill of Sale
               Exhibit "2e"   Form of Assignment of State of Louisiana Leases
               Exhibit "3a"   Form of Seismic License of Proprietary Surveys
               Exhibit "3b"   Form of Seismic License of Reprocessed Data
               Exhibit "3c"   TGS Form of Seismic License

               Exhibit "4"    Excluded Property
               Exhibit "5"    Form of Assignment of Pipeline Rights-of-Way
               Exhibit "6"    Form of SOSCO Lease of Platform Space
               Exhibit "7"    Form of Stock Purchase Agreement
               Exhibit "8"    Non-Foreign Affidavits

1.7 SCHEDULE: Attached hereto and forming an integral part of this Agreement are the following Schedules:

         Schedule 2.1.6     Contract Rights
         Schedule 2.1.7     Proprietary Data
         Schedule 2.3.1     Liability Exclusions
         Schedule 3.5(d)    Purchase Price Allocations for Rights
         Schedule 6.2(b)    Compliance with Applicable Laws
         Schedule 6.2(c)    Preferential Rights and Consents to Assignment
         Schedule 6.2(g)    Marketing
         Schedule 6.2(h)    Status of Contract Rights
         Schedule 6.2(i)    Operations and Open AFEs
         Schedule 6.2(j)    Environmental Matters
         Schedule 6.2(l)    Affiliate Contracts
         Schedule 6.2(n)    Encumbrances
         Schedule 6.2(o)    Tax Partnership
         Schedule 6.2(q)    Plugging Obligations
         Schedule 6.2(r)    Exchange/Removal of Equipment
         Schedule 6.2(s)    MMS and State of Louisiana Approval
         Schedule 6.2(v)    Wellhead Balancing
         Schedule 6.2(w)    Pay-out Reports
         Schedule 6.3(e)    Governmental Body Approval

1.8 CLOSING: shall mean the date of (i) the execution and delivery of the operative conveyances and other closing documents evidencing the consummation of this transaction, and (ii) the payment of the Purchase Price to SELLER, and any other amounts to be paid at Closing pursuant to the terms of this Agreement but excluding any amounts escrowed in accordance with Section 3.5.

1.9      CONTRACT RIGHTS: as described in Section 2.1.6.

1.10     EASEMENTS: as described in Section 2.1.5.

1.11 GOVERNMENTAL BODY: means any federal, state, county, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, or court having jurisdiction over any of the Oil & Gas Interests or any Party to this transaction, or any of the transactions or matters contemplated by this Agreement.

1.12 KNOWN/KNOWLEDGE: Whenever a statement regarding the existence (or absence) of any fact in this Agreement is qualified by a phrase such as "to such Party's Knowledge" or "Known to such Party," the Parties intend that the only information to be attributed to such Party is information actually known to (a) the person in the case of an individual or (b) in the case of a corporation (or other business entity), and of its affiliates and subsidiaries, a current officer or employee who devotes substantial attention to matters of such nature during the ordinary course of his employment. Unless otherwise specifically provided in this Agreement, no Party is represented or obligated to have undertaken a separate investigation in connection with the transaction contemplated in this Agreement to determine the existence (or absence) of any statement or representation qualified by a phrase such as "to such Party's Knowledge or "Known to such Party".

1.13 LEASE: shall mean the oil and gas lease(s) (or portion(s) thereof) identified in Exhibit "1a" attached hereto and the lands affected by each such Lease.

1.14 MMS: shall mean the U.S. Department of the Interior, Minerals Management Service, or any successor agency, and the records maintained at the New Orleans, La. Regional Office of that agency, or any successor agency.

1.15 NET REVENUE INTEREST: shall mean the aggregate fractional or percentage ownership of SELLER, as of the Effective Time, of the right to receive hydrocarbon production (either in-kind or the share of proceeds from sales of hydrocarbon production) from the applicable Leases (excluding non-consent operations), after the deduction of all burdens upon a Lease such as lessor's royalty on production (other than taxes) as that share is set out in Exhibit "1a," subject to any exclusions noted in Exhibit "1a."

1.16 OIL & GAS INTERESTS: shall mean all of SELLER's interest in those certain Lease(s) and other oil and gas leasehold estates or interests, as such interests are set forth in Exhibit "1a", together with SELLER's ownership interest in the well(s), platforms, facilities, gathering systems, pipelines and pipeline laterals located on the Leases, and the contract rights, associated rights, easements, proprietary data, and business records, located on or associated with the Leases, all as described in Section 2.1 below.

1.17 OPERATOR: shall mean the person, designated or approved as Operator of the Oil & Gas Interests under the terms of the applicable joint operating agreement, if any, or by the appropriate Governmental Body.

1.18     PLATFORMS & FACILITIES: as defined in Section 2.1.4.

1.19     PROPRIETARY DATA: as defined in Section 2.1.7.

1.20     TERMINATION DATE: shall mean that date specified in Section 5.5(a).

1.21     PARTY:  shall mean any of the named SELLER and PURCHASER.

1.22 WORKING INTEREST: shall mean the aggregate fractional or percentage record title interest and/or operating rights of SELLER in and to each Lease as of the Effective Time by virtue of which SELLER has the right to conduct the operations contemplated by a Lease and this Agreement.

1.23 STOCK PURCHASE AGREEMENT: shall mean that certain Stock Purchase Agreement dated the date hereof, between PURCHASER and SELLER under the terms of which PURCHASER will issue to SOI at Closing one million (1,000,000) shares of common stock, par value $1.25 per share, of PURCHASER.

1.24 HSR ACT: shall mean the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.


                          SECTION 2 - PURCHASE AND SALE


2.1 PURCHASE AND SALE OF ASSETS: SELLER agrees to sell and PURCHASER agrees to purchase, for the consideration recited and upon the terms and conditions contained in this Agreement, the Oil & Gas Interests. Except for the Excluded Assets listed in Section 2.2 below, upon Closing, SELLER shall sell, assign and deliver to PURCHASER the Oil & Gas Interests, further described as follows:

         2.1.1 LEASES: All of SELLER's record title interest (or operating rights), overriding royalty, or other mineral interests comprising the Working

                    Interest and Net Revenue Interest in each Lease, or portion thereof, and other interests in oil and gas, as described in Exhibit "1a" and all rights, privileges and obligations appurtenant to each Lease; and


         2.1.2 ASSOCIATED INTERESTS: All of SELLER's rights in any unit in which a Lease is included, to the extent that these rights arise from and are associated with a Lease, including without limitation, all rights derived from any pooling order, operating agreement, communitization or other agreement or from any declaration or order of any Governmental Body; and


         2.1.3 WELLS: All of SELLER's right, title and interest in all oil, gas or condensate wells and wellbore(s) (whether producing, not producing, plugged, unplugged or permanently or temporarily abandoned), water source, water injection and other injection and disposal wells and systems located on a Lease (or lands pooled with a Lease) ("WELLS"); to SELLER's Knowledge, Exhibit "1b" lists all Wells and the status of each as of the indicated dates, which list is provided to PURCHASER strictly as an accommodation, for informational purposes, and without any representation or warranty of completeness or accuracy or any other sort of representation or warranty; and

         2.1.4 PLATFORMS & FACILITIES: All of SELLER's right, title and interest in all platforms, facilities, pipelines, pipeline laterals, gathering systems, equipment, fixtures, inventory, spare parts, tools and other personal property located on, or charged to and to be located on, a Lease or lands unitized therewith; to SELLER's Knowledge, Exhibit "1c" lists all platforms located on or charged to a Lease or lands unitized therewith, which list is provided to PURCHASER strictly as an accommodation, for informational purposes, without any representation or warranty of completeness or accuracy, or any other sort of representation or warranty; and

         2.1.5 EASEMENTS: All of SELLER's right, title and interest in all easements, rights of way, licenses, permits, servitudes, surface leases and similar interests applicable or used in operating a Lease, Wells, Platforms & Facilities and pipelines described above, to the extent assignable or transferable; to SELLER's Knowledge, Exhibit "1a" lists all Easements (excluding permits and licenses) applicable to or used in operating a Lease, Wells, Platforms & Facilities or pipelines described above, to the extent assignable or transferrable; and

         2.1.6 CONTRACT RIGHTS: All of SELLER's right, title and interest in the contracts and contractual rights, obligations and interests (to the extent assignable or transferable) insofar as same relate to, or are associated with, any Oil & Gas Interest, and are identified on Schedule 2.1.6 hereto; and

         2.1.7      PROPRIETARY DATA: To the extent assignable or transferable,
                    (i) a copy of all of SELLER's geophysical and geological data owned by SELLER as of Closing relating to a Lease, including shallow hazard surveys and geological maps, but excluding any data that in SELLER's sole and unfettered discretion might result in the disclosure of proprietary seismic methodologies, (ii) as to seismic data, a non-exclusive license to the seismic data, in the form set forth as Exhibits A3a", "3b", or "3c", as applicable (the surveys being more particularly described on Schedule 2.1.7); (iii) a copy of all logs (including those in digital format) covering the Oil & Gas Interests, and (iv) a copy of Bob Brown's data base to the extent applicable to the Oil & Gas Interests; and

         2.1.8 BUSINESS RECORDS: All other tangibles, miscellaneous interests or other assets on or used in connection with a Lease, including without limitation, originals (or photocopies if in SELLER's discretion originals must be retained for a Governmental Body audit, reporting or related purposes) of all Lease files, files with Governmental Bodies, land files, Well files, engineering files, production records, gas and/or oil imbalance files, Well pay-out files, Lease operating statements, division order files, abstracts, title opinions and contract files insofar as they directly relate to a Lease or lands unitized therewith (but excluding any internal valuations, price forecasts or interpretive data or interpretive documentation).

2.2 EXCLUDED ASSETS: The assets to be assigned and conveyed under this Agreement do not include (collectively, the "Excluded Assets"):

         2.2.1 LICENSED DATA: Seismic, geophysical, or geological data owned by or licensed from third parties or subject to a confidentiality obligation in favor of a third party or any of SELLER's intellectual property, software, patents, trademarks, logos or service marks used in exploring, developing or operating a Lease; and

         2.2.2 TRADE ACCOUNTS AND CAUSES OF ACTION: Accounts and receivables or refunds, income or revenue, deposits, insurance or condemnation proceeds or awards, rights with respect to operations or claims and causes of action in favor of SELLER (excluding field and producer imbalances) which are attributable to SELLER's ownership of the Oil & Gas Interests as of the Effective Time, particularly such claims regarding the accounting for any overriding royalty interest(s) owned by SELLER or its Affiliates; and

         2.2.3 AFFILIATE AND THIRD PARTY ASSETS: Any leased equipment for which PURCHASER does not specifically assume the lease or third party equipment and property that may be located on a Lease, and pipelines, fixtures, equipment, and processing rights which belong to third parties such as Affiliates, lessors, purchasers, and transporters of hydrocarbons; and

         2.2.4 OTHER EXCLUDED ASSETS: Those assets listed on Exhibit 4 hereof, entitled "Excluded Property".

2.3 ASSETS SUBJECT TO EXISTING AGREEMENTS: Subject to Section 6.2 (k), PURCHASER and SELLER agree that the sale of the Oil & Gas Interests will be made subject to (and PURCHASER accepts the Oil & Gas Interests subject to) any and all reservations, exceptions, and limitations which are included in the files made available to PURCHASER for review, or are referred to therein, and all contracts, assignments, subleases, farmout agreements, joint operating agreements, letter agreements, pooling or unitization agreements, easements, rights-of-way and all other agreements or instruments (i) which are of record with the MMS or in the appropriate parish/county records or the Governmental Bodies of the State of Louisiana, or (ii) which are listed on Schedule 2.1.6. In addition, as a part of the consideration hereunder, PURCHASER, as set forth in this Agreement, shall assume, pay for, and perform SELLER's duties, liabilities and obligations as lessee of each Lease and all duties imposed by governmental laws and regulations. PURCHASER further agrees to expressly assume SELLER's obligations and liabilities under the contracts described in this Section 2.3 insofar as such obligations or liabilities relate to the Oil & Gas Interests after the Effective Time, and to execute any documents necessary to effectuate such assumption by PURCHASER.

         2.3.1 EXCLUSIONS: PURCHASER shall not assume or be responsible for and SELLER retains responsibility for (i) contractual performance by SELLER, due and owing prior to or relating to time periods prior to or as of the Effective Time, (ii) underpayments or failure to pay royalties, overriding royalties, and other lease burdens due by SELLER on or under the Leases prior to the Effective Time, (iii) property damage sustained by third parties, or personal injury or death, occurring prior to the Closing, (iv) any regulatory fines or penalties attributable to the ownership or operation of the Leases prior to the Closing, (v) any accounting or payments due to SELLER's Affiliates, subsidiaries or third parties for hydrocarbon production (or the proceeds from the sale thereof) or processing or transportation attributable to the period of time prior to the Effective Time, and (vi) any existing litigation or demands made as of the Closing arising out of the ownership and operation of the Oil & Gas Interests prior to the Effective Time, including without limitation, those matters identified on Schedule 2.3.1.

2.4 PURCHASE PRICE: PURCHASER agrees that the total purchase price for the Oil & Gas Interests shall be (i) Seven Hundred Fifteen Million and no/hundredths ($715,000,000) Dollars payable at Closing and subject to adjustments as provided for in Section 7 hereof, and (ii) one million (1,000,000) shares of common stock, $1.25 par value, of PURCHASER to be issued to SOI at Closing in accordance with the terms of the Stock Purchase Agreement (collectively, the "PURCHASE PRICE"). The payment of the cash component of the Purchase Price shall be made by electronic transfer of immediately available funds (EFT) to the credit of SOI's bank account at Chase New York, Account Number 322018773 (ABA Number 021000021).

         At and after Closing, the cash component of the Purchase Price shall be subject to adjustment pursuant to Section 7; however, there shall not be any adjustment to the stock component of the Purchase Price.

2.5      ADDITIONAL CONSIDERATION:

         2.5.1 As additional consideration, PURCHASER shall assume all of SELLER's responsibility and liability for the proper plugging and abandonment of all Wells and wellbores, and the removal of any Platforms & Facilities and pipelines located on each Lease.

         2.5.2 In addition, except as provided in Section 2.5.3, PURCHASER assumes responsibility and liability for claims arising out of the following occurrences, events and activities on or related to the Oil & Gas Interests ("Environmental Obligations"), regardless of whether resulting from any acts or omissions of SELLER prior to the Closing or the condition of the Oil & Gas Interests when acquired:

                    (a) Environmental pollution or contamination, including pollution or contamination of the soil, sea, groundwater or air by hydrocarbons, brine, NORM or otherwise;

                    (b) Underground injection activities and waste disposal onsite;

                    (c) Clean-up responses, and the cost of remediation, control, assessment or compliance with respect to surface, sea floor, and subsurface pollution;

                    (d) Disposal on the Oil & Gas Interests of any hazardous substances, wastes, materials, and products generated by or used in connection with the ownership or operation of the Oil & Gas Interests.


         2.5.3 EXCLUSIONS: PURCHASER's Environmental Obligations do not include and SELLER hereby retains responsibility for the following:

                    (a) Any civil or criminal fines or penalties that may be levied against SELLER by any court or regulatory authority for any violation of any laws, rules or regulations in connection with the ownership or operation of the Oil & Gas Interests before the Closing;

                    (b) Transportation and disposal offsite from the Oil & Gas Interests before Closing of any hazardous substances, wastes, NORM, materials, and products generated by or used in connection with the ownership or operation of the Oil & Gas Interests before the Closing; and

                    (c) Claims against PURCHASER by third parties, including Governmental Bodies, resulting from the Environmental Obligations, which arose, accrued, and are attributable to the ownership or operation of the Oil & Gas Interests prior to the Closing, and are asserted within eighteen (18) months of the Effective Time, based upon laws enacted as of the Effective Time. It is agreed and understood, moreover, that this exclusion and SELLER's indemnity obligations with respect to the same under this Agreement shall be limited only to Claims against PURCHASER by third parties, including Governmental Bodies.

2.6 TITLE AND RISK OF LOSS: SELLER shall deliver possession of the Oil & Gas Interests to PURCHASER at the Closing. Title to and risk of loss with respect to the Oil & Gas Interests (and all associated property) shall pass to PURCHASER as of the Closing.

2.7 SPECIFIC PERFORMANCE: Each Party shall have the right of specific performance.

2.8 INSURANCE: SELLER and PURCHASER agree that all liability insurance obtained by PURCHASER during its term of ownership of the Oil & Gas Interests to cover environmental damages or for third party property damage, personal injury or death shall name SELLER as additional insured to the extent of PURCHASER's liability and indemnification obligations assumed hereunder, and shall contain a waiver of subrogation against SELLER, to the extent such may be obtained without PURCHASER incurring significant additional expense.


                            SECTION 3 - TITLE/GENERAL


3.1 TITLE MATTERS: SELLER WILL CONVEY THE OIL & GAS INTERESTS TO PURCHASER WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY OR IMPLIED, except that SELLER will specially warrant and agree to defend title to the Oil & Gas Interests conveyed against any claims and demands of all persons claiming title to the Oil & Gas Interests by, through and under SELLER or any Affiliate or subsidiary of SELLER, but not otherwise. PURCHASER shall have the right of full substitution and subrogation in and to any and all rights and actions of warranty which SELLER or SELLER's Affiliates or subsidiaries may have against any and all preceding owners or vendors of the Oil & Gas Interests.

3.2 PHYSICAL CONDITION OF THE ASSETS: PURCHASER acknowledges that the Oil & Gas Interests have been used by SELLER for oil and gas drilling and production operations and related oilfield operations and physical changes in the Oil & Gas Interests (or adjacent lands) may have occurred as a result of such uses. In this regard, the Oil & Gas Interests may also contain unplugged wells, wellbores or buried pipelines or other equipment, whether or not of a similar nature, the locations of which may not now be Known by SELLER or be readily apparent by a physical inspection of the property. PURCHASER and SELLER understand that neither SELLER nor PURCHASER has the requisite information with which to determine the exact condition of the Oil & Gas Interests nor the effect any such use has had on the physical condition of the Oil & Gas Interests.

3.3 NORM: PURCHASER acknowledges that some oilfield production equipment comprising the Oil & Gas Interests may contain asbestos and/or naturally occurring radioactive material ("NORM"). In this regard, PURCHASER specifically acknowledges that NORM may affix or attach itself to the inside of wellbores, materials and equipment as scale or in other forms, and that wells, materials and equipment comprising the Oil & Gas Interests and being located on a Lease may contain NORM and that NORM containing materials may have been disposed of on a Lease. PURCHASER expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Oil & Gas Interests if and where they may be found, and PURCHASER assumes SELLER's liability for or in connection with the assessment, remediation, removal, transportation or disposal of any such materials present on the Oil & Gas Interests at or after the Closing in accordance with all requirements of any Governmental Body.

3.4 AVAILABILITY OF DATA: PURCHASER acknowledges that historical file information of SELLER regarding hydrocarbon production and produced water that may have been spilled or disposed of on-site and the locations thereof, together with all underground injection and solid waste disposal sites have been made available to PURCHASER for inspection prior to the Closing except for interpretive or predictive reservoir data or information which SELLER considers confidential or proprietary. SELLER has not caused any environmental assessment of the Oil & Gas Interests to be performed or (except as noted above) attempted to gather information necessary to determine the exact nature of the environmental condition of the Oil & Gas Interests for the purposes of this sale.

3.5      PREFERENTIAL RIGHTS AND CONSENTS:

         (a) Prior to the date of the execution of this Agreement, SELLER has consulted with PURCHASER on the forms of notice and request for waivers to be sent to all holders of preferential purchase rights ("RIGHTS") in the Leases (and for purposes of this Section 3.5, the term "Leases" shall include any rights-of-way subject to a preferential right). As soon as practicable after the date hereof, SELLER shall transmit, or cause PURCHASER to transmit, to the respective holders of the Rights the notices and request for waivers. The Parties shall keep each other informed on a current basis as receipt of responses from the holders of the Rights are received or applicable exercise periods expired without exercise or response from the holders.

         (b) To the extent that any Rights are exercised by any third party entitled to exercise such Rights, then the Leases subject to such Rights shall not be sold to PURCHASER and shall be excluded from the Agreement. Subject to the terms of the Rights, if any third party initially elects to exercise a Right, but subsequently refuses or elects not to consummate the purchase under such Right and such refusal occurs within 180 days following Closing, PURCHASER shall purchase such interests covered by the Right for its allocated value as of the Effective Time and the closing of such transaction shall take place on a date mutually acceptable to PURCHASER and SELLER, but not more than 30 days following such failure or refusal.

         (c) SELLER shall not object to PURCHASER discussing with the holder of any Right the possible exercise, waiver or expiration of such Rights, without any liability on the part of SELLER.

         (d) At Closing, SELLER (i) shall deposit into an escrow to be created, multiple originals of documents of assignment, transfer and conveyance (the "RIGHT ASSIGNMENTS") relating to the Leases for which the time for the exercise of the Right has not expired or been waived and (ii) PURCHASER shall deposit into escrow, the portion of the Purchase Price allocated to the applicable Leases subject to the unexpired Right, as set forth on Schedule 3.5(d). Promptly after the expiration or waiver of any Right, SELLER and PURCHASER, by joint notice, shall instruct the escrow agent (i) to deliver the applicable Right Assignment to PURCHASER, and (ii) to release to SELLER with interest, if any, the allocable portion of the Purchase Price attributable to the applicable Lease subject to the expired or waived Right.

         (e) If a Right is exercised after Closing, PURCHASER and SELLER agree as follows: (1) the escrow agent, upon receipt of the joint instructions of PURCHASER and SELLER, shall destroy the applicable Right Assignment; (2) SELLER shall execute and deliver to the holder of the applicable Right an appropriate instrument of assignment, transfer and conveyance in accordance with the applicable Contract Right, and (3) the escrow agent shall release to PURCHASER, with interest, if any, the allocable portion of the Purchase Price attributable to the applicable Lease subject to the exercised Right.

         (f) SELLER and PURCHASER agree to cooperate in the attempt to obtain any consents required to be obtained from third parties under any Contract Right as a condition to the assignment of any of the Leases from SELLER to PURCHASER. In the event any such third party elects not to grant such requested consent, the Parties shall meet to determine what action should be jointly taken.

                      SECTION 4 - COVENANTS AND AGREEMENTS

4.1 COVENANTS AND AGREEMENTS OF SELLER: SELLER represents, covenants and agrees with PURCHASER as follows:

         (a) During the period from the Effective Time of this Agreement to the Closing, SELLER agrees, unless specifically waived by PURCHASER in writing, to:

                  (1) operate the Oil & Gas Interests, to the extent SELLER is the Operator thereof, in substantially the same manner as heretofore operated; and maintain books of account and records with regard to the Oil & Gas Interests in accordance with SELLER's past practices;

                  (2) pay timely its share of all costs and expenses attributable to the Oil & Gas Interests; and

                  (3) not cancel or waive any debt, claim or right of material value relating to the Oil & Gas Interests of which PURCHASER has not requested or been advised prior to Closing.

4.2 EMPLOYEE MATTERS: PURCHASER shall have the right, upon SELLER's written approval, to solicit the employees of SELLER who are specified on Schedule B of that certain letter from PURCHASER to SELLER dated April 5, 1999, and any other employee of SELLER (that SELLER approves in writing), and shall have the right, at PURCHASER's election, to offer employment to and hire any such employees. If PURCHASER hires any such employee, the terms of employment shall be at PURCHASER's discretion, provided, however, that PURCHASER shall provide such employees the same benefits that are provided to other current employees of PURCHASER of comparable seniority, experience/qualifications and job description.

4.3 REGULATION S-X FINANCIAL DATA: SELLER shall provide PURCHASER financial data for the calendar years 1996, 1997 and 1998, and any portion of 1999 prior to Closing. The financial data provided by SELLER shall establish the direct lease operating costs with respect to each of the Oil & Gas Interests and the gross revenues from such Oil & Gas Interests and other such information as may be required by Rule 3.05 of Regulation S-X of the United States Securities and Exchange Commission. The cost incurred by SELLER in providing the financial data to PURCHASER shall be borne solely by PURCHASER and shall be independent of the amount set forth in Section 5.5 (b). The foregoing financial data to be provided by SELLER shall be without representation or warranty of any kind and SELLER and PURCHASER agree that SELLER assumes no liability with regard to any financial data so provided.

4.4 HSR ACT: PURCHASER and SELLER covenant and agree with each other that each will file, or cause to be filed on its behalf, all necessary filings and notifications under the HSR Act.

4.5 GREEN CANYON 89 PRODUCTION PROCESSING: PURCHASER and SELLER understand and agree that SELLER's production from Leases covering Green Canyon Blocks 45 and 89 (the "Cinnamon Block") is currently being processed at the facilities located on the Garden Banks Block 128 "A" platform (the "Enchilada Facilities") pursuant to that certain letter agreement dated November 20, 1998 and the production handling agreement attached thereto (collectively the "Enchilada Agreement"), between SOI, as the GB128 "A" operator, SOI, as the Cinnamon Block operator, and the other working interest owner in the Cinnamon Block. PURCHASER and SELLER further understand and agree that after Closing, PURCHASER's production from the Cinnamon Block will continue to be processed at the Enchilada Facilities under the Enchilada Agreement.

                In order to provide PURCHASER with further assurances with respect to PURCHASER's ability to continue to process its production from the Cinnamon Block, SELLER hereby agrees as follows:

                (a) SELLER hereby represents, warrants and covenants to PURCHASER that (i) the Enchilada Agreement is a legally binding and enforceable agreement for the processing of production from the Cinnamon Block, and SELLER agrees to continue to process PURCHASER's production under the same terms and conditions as set forth in the Enchilada Agreement, notwithstanding any action brought by or any election made by a party other than PURCHASER or SELLER to terminate or invalidate said agreement, and (ii) SELLER hereby agrees not to take any action to terminate or amend the Enchilada Agreement without the prior written consent or joinder of PURCHASER; provided, however, such shall not prevent SELLER from exercising its remedies in the event of a default by PURCHASER of the terms and conditions set forth in the Enchilada Agreement.

                (b) SELLER hereby further agrees to defend, indemnify and hold PURCHASER harmless against any and all claims, liabilities, losses, causes of actions, damages, costs and expenses arising out of any action brought by any Enchilada Facilities owner or other Cinnamon Block owner against PURCHASER and/or SELLER which may result in the interruption, discontinuance, or rate increase of production handling services at the Enchilada Facilities by reason of any breach of Section 4.5(a) above. Notwithstanding the foregoing or any other terms and conditions contained in this Agreement, SELLER's aggregate liability under this Section 4.5(b) shall not exceed the sum of five million seven hundred thousand dollars ($5,700,000.00). SELLER's liability under this Section 4.5(b) shall not be subject to the two million dollar ($2,000,000.00) deductible provided for in Section 9.4(c)(iii). Nothing herein shall be deemed a representation or warranty as to the existence of transportation arrangements from the Cinnamon Block.

                               SECTION 5 - CLOSING


5.1 CONDITIONS PRECEDENT: The Parties' obligations to proceed to Closing is subject to the satisfaction of all of the following conditions:

         5.1.1. HSR APPROVAL: All necessary approvals or consents under the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended, will have been obtained.

         5.1.2. MAIN PASS 290 FIELD AGREEMENT: On or before May 12, 1999, the Parties will have executed a formal written Main Pass 290 Field agreement with regard to the operation of Main Pass 290 Field in form and content acceptable to both Parties.

         5.1.3. PURCHASER'S CERTIFICATION: On or before May 12, 1999, PURCHASER will have certified in writing to SELLER that the Exhibits and Schedules identified in the Agreement are acceptable in form and content, which will not be unreasonably withheld.

         5.1.4. FAILURE OF CONDITION: The Parties hereby agree to use their best efforts to satisfy or cause to be satisfied each of the foregoing conditions contemplated by Sections 5.1.1 through
                  5.1.3 as soon as practicable. In the event that the Parties are still working in good faith on May 12 to satisfy one or more of the foregoing conditions, the Parties agree to extend, up to seven (7) business days, the period for the satisfaction of such condition(s).

                  Subject to the foregoing, unless mutually agreed otherwise by the Parties, this Agreement shall be null and void, and be of no further force and effect, upon the failure of one or more of the conditions in Section 5.1 to be timely satisfied, and following such failure neither Party shall have any liability whatsoever to the other.

         5.1.5. INTEREST ON PURCHASE PRICE: Absent the fault of SELLER, interest shall accrue on the cash component of the Purchase Price from the later of the day following (i) the date of the satisfaction of the condition set forth in Section 5.1.1 and
                  (ii) May 12, 1999, until the date of Closing, at the published or quoted prime or base rate of Citibank N.A., plus one percent (1%), such interest to constitute part of the adjusted Purchase Price as provided for in Section 7.

5.2 CLOSING: Subject to Section 3.5, the Closing shall take place promptly upon satisfaction of the conditions set forth in Section 5.1 and shall be held at the offices of SELLER at 701 Poydras Street, New Orleans, Louisiana. The following shall take place at Closing:

         (a) SELLER and PURCHASER shall execute and deliver assignments and bills of sale on the forms which are attached as Exhibits hereto, conveying all of SELLER's interest in the Oil & Gas Interests to PURCHASER, or to a designated subsidiary of PURCHASER with respect to certain Easements and the pipelines associated therewith.

         (b) PURCHASER shall pay to SOI, as agent for SELLER, by wire transfer an amount equal to the cash component of the Purchase Price as adjusted in accordance with the terms hereof and reduced by the amount placed into escrow in accordance with Section 3.5.


         (c) PURCHASER shall issue to SOI one million (1,000,000) shares of common stock, $1.25 par value, of PURCHASER in accordance with the Stock Purchase Agreement.


         (d) PURCHASER and SELLER shall execute and deliver the remaining documents contemplated by the transaction described herein in the Stock Purchase Agreement and any other agreements relative hereto deemed necessary or appropriate by the Parties.


         The Parties shall execute other appropriate instruments necessary to effect or support the transaction contemplated in this Agreement, including without limitation, any ratification or joinder documents prepared by SELLER consistent with the terms of this Agreement required to transfer any Contract Rights and any lease assignment forms, and Designations of Operator or other forms required by any Governmental Body to transfer operatorship, where applicable, of the Oil & Gas Interests to PURCHASER.

         Upon PURCHASER's completion of its Closing obligations, SELLER shall deliver to PURCHASER, exclusive possession of the Oil & Gas Interests as of the Closing. Notwithstanding any other provision of this Agreement, the failure of PURCHASER to deliver all of the Purchase Price, as adjusted as contemplated above, at Closing shall entitle SELLER to withhold all conveyancing documents until such time as it has received the full consideration for the conveyance. This right shall be in addition to all other rights and remedies that SELLER may have under this Agreement or at law or in equity.


         No agreement to be executed and delivered at the Closing, or action to be taken at the Closing, shall be effective until all such agreements have been executed and delivered or actions have been taken, and all such agreements and actions shall be deemed to be effective concurrently.


 5.3 POST CLOSING OBLIGATIONS: Upon condition that the Closing shall have occurred, SELLER and PURCHASER agree to perform the following "Post-Closing Obligations":


         5.3.1 RECORDING & FILING: Within ninety (90) days of Closing, PURCHASER shall (i) file or record the conveyancing documents in the appropriate governmental records and (ii) file for approval with the applicable Governmental Bodies all state and federal transfer and assignment documents for the Oil & Gas Interests. PURCHASER shall provide a copy of same, including recording date, to the SELLER.

         5.3.2 CHANGE OF OPERATOR: Where SELLER is the designated Operator of a Lease, PURCHASER shall promptly file all appropriate forms, declarations or bonds with Governmental Bodies relative to PURCHASER's assumption of operations from SELLER. PURCHASER, with SELLER's assistance, shall also take all actions routinely taken to qualify as a successor Operator to SELLER under any applicable joint operating agreement (subject to the terms of that operating agreement).

         5.3.3 NOTICES TO THIRD PARTIES: SELLER and PURCHASER shall notify all lessors, royalty owners, operators, non-operators, purchasers of production and Governmental Bodies that PURCHASER has purchased the Oil & Gas Interests and has assumed liability for their continued operation from and after the Closing. PURCHASER and SELLER shall execute all transfer orders/division orders or letters in lieu of transfer orders necessary to transfer payment of the proceeds from the sale of production from the Oil & Gas Interests as of the Effective Time to PURCHASER.

         5.3.4 DELIVERY OF BUSINESS RECORDS: Within seven (7) days after Closing, SELLER shall commence to deliver to PURCHASER the Business Records specified in this Agreement (subject to the limitations contained in this Agreement). SELLER shall deliver such Business Records on a mutually agreed priority basis and shall complete delivery of all such records within sixty (60) days hereof. If SELLER retains any original Business Records, PURCHASER shall have the right to review (and copy at PURCHASER's expense) such original records during SELLER's normal business hours. PURCHASER shall retain any original records delivered, and SELLER shall retain any such original records not delivered to PURCHASER for a period of seven (7) years from the Effective Time. SELLER reserves the right to access (and copy at SELLER's expense) all original records delivered for a period of seven (7) years from the Effective Time (and PURCHASER agrees to grant SELLER access to the records during PURCHASER's normal business hours). In the event that SELLER or PURCHASER wishes to destroy any original books or records in its possession or in the possession of any of its Affiliates prior to such date, such party shall give not less than sixty (60) days notice to the other party and such other party shall have the right, at its own expense, during reasonable business hours, to remove such books and records and to keep possession of same. After the seventh anniversary of the Effective Time, each party will retain (and may destroy) such books and records in accordance with such party's customary record retention practices. If PURCHASER transfers any portion of Oil & Gas Interests, PURCHASER shall advise its assignee that this records retention obligation shall continue as its assignee's obligation.

         5.3.5 USE OF NAME: On or before ninety (90) days after Closing, PURCHASER will remove, or cause to be removed, from the Platforms & Facilities pertaining to the Oil & Gas Interests, the name, logo and service mark of SELLER and all variations and derivations thereof, and will not thereafter make use thereof.

5.4 GOVERNMENTAL APPROVALS: PURCHASER and SELLER shall execute and file all forms (and PURCHASER shall perform all acts) required by the MMS and/or the State of Louisiana (and other appropriate Governmental Bodies) to transfer ownership and operatorship of the Oil & Gas Interests from SELLER to PURCHASER, as applicable, effective as of the Effective Time, subject to the terms and provisions of applicable joint operating agreements. The conveyances (along with any change in operatorship) involved in this transaction are subject to approval by the MMS and/or the State of Louisiana (and possibly other Governmental Bodies).

5.5      OPERATIONS AFTER THE CLOSING:

         (a) As an accommodation to PURCHASER, SELLER agrees to operate the Oil & Gas Interests for the account of the PURCHASER for a period not to extend past the end of the month following the month of Closing, or such earlier date as may be mutually agreed to by SELLER and PURCHASER coincident with the end of a month. The date when SELLER ceases to assist in the operation of the Oil & Gas Interests shall be referred to hereafter as the "Termination Date". SELLER further agrees to perform all accounting functions for the Oil & Gas Interests for a thirty (30) day period following the Termination Date at which date the PURCHASER shall assume all accounting functions (the "Accounting Closing Date").

         (b) From the Closing Date to the Termination Date, as PURCHASER's designee, SELLER shall make good faith efforts to operate the Oil & Gas Interests as a prudent operator in the ordinary course of business and in material compliance with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations by any Governmental Body which may have jurisdiction over the Oil & Gas Interests. SELLER's duties as operator for PURCHASER during this period shall include marketing (and production reporting to the Governmental Bodies for the subject period) of produced oil and gas consistent with past field practices. In the case of an oil spill, blowout, explosion, fire, storm, hurricane or any other emergency situation, SELLER shall have the right to make any necessary decisions or expenditures it deems appropriate in good faith as a prudent operator to operate the Oil & Gas Interests, and PURCHASER shall reimburse SELLER for any such expenditures. The parties hereby further agree that SELLER, its direct and indirect shareholders, Affiliates and parents, and its officers, directors, employees and agents, shall have no liability to PURCHASER, or any third party or Governmental Body and PURCHASER shall release, defend, and indemnify SELLER from any loss, costs, expenses, liability, property or environmental damage, or other damages to or incurred by PURCHASER or SELLER which are attributable to SELLER's operations of the Oil & Gas Interests from the Closing to the Termination Date, or other activities conducted by SELLER as set forth in this Section 5.5, despite the negligence or fault (ordinary or gross, sole or partial), except to the degree caused by the willful misconduct of SELLER. If Closing occurs, PURCHASER as of the Effective Time assumes responsibility for all costs and expenses associated with ownership and operation of the Oil & Gas Interests, including but not limited to operations, maintenance, repairs, recompletions and reconditioning, modifications, capital expenditures, abandonments and salvage. PURCHASER agrees to pay SELLER a fee of $300,000.00 per month for SELLER's general and administrative overhead hereunder from the Effective Time to the Accounting Closing Date. Except as provided in the preceding sentence, SELLER shall not be entitled to any compensation for its operation of the Oil & Gas Interests pursuant to this Section 5.5(b). Such fee does not include the salaries and wages and associated burdens and benefits of SELLER's field employees directly employed in the operation of the Oil & Gas Interests, SELLER's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Oil and Gas Interests, first level supervisors of the aforementioned field employees located at or near the Oil & Gas Interests, and technical employees directly employed on the Oil & Gas Interests.

         (c) Pending MMS and/or the State of Louisiana approval of the assignment to PURCHASER of the Oil & Gas Interests, SELLER, effective as of the Closing, and subject to applicable joint operating agreements, will designate PURCHASER as Operator of the Oil & Gas Interests, where SELLER is Operator, and will seek all necessary third party approvals of that designation. Until PURCHASER is the designated operator with the MMS or such applicable Governmental Body, SELLER agrees that PURCHASER may act as SELLER's agent in performing the duties of Operator and PURCHASER shall be entitled to operate as though it is the approved owner of the Oil & Gas Interests, all at PURCHASER's sole cost, risk and expense.

         (d) From the date of Closing to the Termination Date, SELLER shall endeavor to (i) assist PURCHASER in the training of personnel in the operations of the Oil & Gas Interests, (ii) attempt to retain existing contract staff familiar with the operation of the Oil & Gas Interests and (iii) provide PURCHASER telecommunication equipment and services under existing agreements with Shell Offshore Services Company ("SOSCO").

         (e) From the date of Closing to the Accounting Closing Date, SELLER shall endeavor to make royalty payments that are due, pay appropriate rental payments and handle revenue and expenditure accounting, on the Oil & Gas Interests. For purposes of this section, revenue accounting functions shall include disbursement of revenue proceeds to all working interest, royalty and overriding royalty owners as well as all rental and right of way payments. SELLER will complete revenue accounting for hydrocarbons produced during the period between the Closing and the Accounting Closing Date, it being further understood that this will entail the SELLER performing revenue settlement functions for such period after the Accounting Closing Date, but no longer than one hundred twenty (120) days after such date, unless mutually agreed to by the Parties. Expenditure accounting functions will include the payment of all expenditures and subsequent billing of same to all working interest owners. SELLER will complete expenditure accounting functions for the calendar months falling between the Closing and Accounting Closing Date. With regard to PURCHASER's interest in the Oil & Gas Interests, SELLER shall prepare and deliver to PURCHASER a detailed monthly statement of operating revenues and expenditures including but not limited to operating costs, capital expenditures, production and ad valorem taxes (hereinafter referred to as "Net Cash Flow"). The form and content of such statement will be determined by the Parties and will be issued as soon as practicable. From the Closing through Accounting Closing Date, SELLER shall remit to PURCHASER the Net Cash Flow from the Oil & Gas Interests on a monthly basis. Such payments will be made by wire transfer as soon as practicable, but in no event later than forty-five (45) days following the month of production.

         (f) SELLER upon PURCHASER's written request will provide 30 days written notice of cancellation for crude oil sales contracts and gas sales contracts to Affiliates or third parties that are cancelable.

         It is understood that SELLER shall not be obligated to provide any transportation for personnel and/or equipment to and from the Oil & Gas Interests. SELLER's expenses for such transportation related to the Oil & Gas Interests incurred from Closing to the Accounting Closing Date shall be billed to PURCHASER and included in the Final Accounting.



               SECTION 6 - GENERAL REPRESENTATIONS AND WARRANTIES

6.1 RECIPROCAL REPRESENTATIONS AND WARRANTIES: SELLER and PURCHASER each represent and warrant to the other, that as of the date of this Agreement and as of the Effective Time:

         (a) CORPORATE ORGANIZATION: The Party making the representation is a corporation or a partnership, as applicable, validly existing and in good standing under the laws of that corporation's or partnership's state of incorporation or formation with the power and authority to own property and assets such as the Oil & Gas Interests and to carry on its business as now being conducted.

         (b) REQUISITE APPROVALS: The Party making the representation has the corporate or partnership power and authority to execute and deliver this Agreement and to consummate the transaction contemplated in this Agreement. This Agreement constitutes a valid and binding obligation of the Party making the representation, enforceable against it in accordance with the terms hereof, and no other corporate or partnership act, approval or proceeding on its part is required to authorize the execution and delivery of this Agreement or the consummation of the transaction contemplated hereunder. This Agreement (and all closing documents) are executed by appropriate officials having full authority to execute and deliver such documents on behalf of the Party making the representation.

         (c) IMPEDIMENTS TO CONSUMMATION OF AGREEMENT: This Agreement, and the execution and delivery hereof by the representing and warranting Party, do not, and the consummation of the transaction contemplated hereunder will not, violate any provision of, or constitute a default under, the charter or by-laws of such Party or any law or regulation to which it is subject, or any provision of any agreement, indenture, mortgage, lien, lease, instrument, order, arbitration award, judgment, or decree to which it is a Party or by which it or any of its assets or properties is bound.

         (d) BANKRUPTCY: There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated or threatened against the Party making the representation.

6.2 SELLER'S REPRESENTATIONS & WARRANTIES: Each SELLER separately represents and warrants to PURCHASER, to the extent of its interest in the Oil & Gas Interests, that as of the date of this Agreement, subject to Section 10.3, and the Effective Time:

         (a) CONTRACTS & PERMITS: All material leases, contracts and Easements (except permits and licenses) affecting the Oil & Gas Interests have been made available to PURCHASER and are identified in Exhibit "1a" and/or Schedule 2.1.6 and, except to the extent of restrictions or prohibitions on transfer, are being transferred to PURCHASER in this transaction.

         (b) COMPLIANCE WITH APPLICABLE LAWS: Except as set forth on Schedule 6.2(b), where SELLER is the Operator, and to SELLER's Knowledge as respects Leases operated by others, operation of the Oil & Gas Interests is in compliance with all applicable laws or statutes, or any applicable regulations, rules or orders, judgments or decrees of all Governmental Bodies, the violation of which might materially and adversely affect the value to PURCHASER of any one or more of the Leases, or the Oil and Gas Interests, or the production therefrom.

         (c) PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGNMENT: Except as set forth on Schedule 6.2(c), the Leases are not subject to any agreements containing preferential purchase rights or consent to assignment provisions in favor of parties other than SELLER.

         (d) LITIGATION: Except as set forth on Schedule 2.3.1, there are no pending suits, actions, arbitrations or proceedings directly relating to the Oil & Gas Interests as to which SELLER has been served process or received notice before any court or Governmental Body which would adversely affect the Oil & Gas Interests, or hinder, impede or prevent SELLER from consummating the transactions contemplated by the Agreement. To SELLER's Knowledge, there are no pending suits, actions, arbitrations, mediations or proceedings directly relating to the Oil & Gas Interests as to which SELLER has not been served process or received notice, or that are threatened before any court or Governmental Body which would adversely affect the Oil & Gas Interests, or hinder, impede or prevent SELLER from consummating the transactions contemplated by the Agreement.


         (e) TAXES: All ad valorem, property, production, excise, severance, windfall profit and similar taxes and assessments payable with respect to the Oil & Gas Interests and based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been and will be timely paid in all respects.


         (f) LEASES AND WELLS: To SELLER's Knowledge (i) SELLER is not in material default under any of the material terms and provisions of any of the Leases or under any agreement to which the same are subject; (ii) all royalties, rentals, and other payments due thereunder by SELLER have been timely and properly paid in full on or before the due dates thereof; and (iii) all of the Wells have been drilled, completed, and operated within the boundaries of the Leases or Oil & Gas Interests or within the limits otherwise permitted by contract, pooling, or unit agreement, and by law and in compliance with all applicable rules, regulations, permits, judgments, orders and decrees of any court or the federal and state regulatory authorities having jurisdiction thereof.

         (g) MARKETING: Except as disclosed on Schedule 6.2(g), no amounts of hydrocarbons produced from the Oil & Gas Interests and marketed by SELLER and, to SELLER's Knowledge, no amount of SELLER's hydrocarbons produced from the Oil & Gas Interests and marketed by others are subject to a sales or processing contract (except for contracts terminable without penalty by SELLER on not more than 30 days notice), and, no person has any call upon, option to purchase or similar rights under any agreement with respect to the Oil & Gas Interests or to the production therefrom. SELLER has not in any respect collected, nor will SELLER in any respect collect, any proceeds from the sale of hydrocarbons produced from the Oil & Gas Interests that are subject to refund by PURCHASER. As of the Effective Time, except as set forth in Schedule 6.2(g), proceeds from the sale of oil, condensate, and gas from the Oil & Gas Interests were being received in all respects by SELLER in a timely manner and were not being held in suspense for any reason. SELLER has not been nor will SELLER be obligated by virtue of any prepayment made under any gas transportation, production sales contract or any other contract containing a "take or pay" clause, or under any gas balancing, deferred production or similar arrangement, to deliver oil, gas or other minerals produced from or allocated to any of the Oil & Gas Interests at some future time without receiving full payment therefor at the time of delivery.

         (h)   CONTRACT RIGHTS: To SELLER's Knowledge, except as disclosed on
               Schedule 6.2(h), with respect to the Contract Rights: (i) as to SELLER, all Contract Rights which have not previously expired or been terminated by mutual agreement are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and by general equitable principles; (ii) SELLER is not in material breach or default with respect to any of their obligations under any material Contract Right; and (iii) neither SELLER nor any other party to any Contract Right has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract Right or any provision thereof.



         (i) OPERATIONS AND OPEN AFES: To SELLER's Knowledge, except as disclosed on Schedule 6.2(i), with respect to the joint, unit, or other operating agreements relating to the Oil & Gas Interests:
               (i) there are no individual outstanding calls or payments under authorities for expenditures ("AFE's") in excess of $100,000.00 for which PURCHASER would be liable; and (ii) there are no material operations under the operating agreements relating to the Oil & Gas Interests with respect to which SELLER has become a non-consenting party.

         (j) ENVIRONMENTAL MATTERS: To SELLER's Knowledge, and only as to those Oil & Gas Interests where SELLER is the Operator, except as disclosed on Schedule 6.2(j): (i) SELLER has obtained all permits, licenses, and other authorizations that are required under federal, state, and local laws with respect to pollution or protection of the environment relating to the Oil & Gas Interests, including laws relating to actual or threatened emissions, discharges, or releases of pollutants, contaminants, or hazardous substances, or other toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants of hazardous substances, or other toxic materials or wastes ("Environmental Laws"); and (ii) SELLER and the Oil & Gas Interests are in compliance in all material respects with all

               Environmental Laws and all material terms and conditions of such permits, licenses and authorizations. SELLER has not received written notice of any conditions, circumstances, activities, practices, incidents, actions, or plans that are reasonably likely to interfere or prevent continued compliance, or that are reasonably likely to give rise to any material liability, or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation, based on or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous substance or other toxic material or waste from or attributable to any Oil & Gas Interest.

         (k) WORKING INTEREST/NET REVENUE INTEREST: SELLER's Working Interest and Net Revenue Interest in each of the Leases are as shown on Exhibit "1a" and for purposes of SELLER's by, through and under warranty as defined in Section 3.1, SELLER warrants that SELLER is delivering the Working Interest and Net Revenue Interest reflected on Exhibit "1a".

         (l) AFFILIATE CONTRACTS: Except as described on Schedule 6.2(l), there are no existing contracts between SELLER and any of its Affiliates affecting or providing services or support to any of the Oil & Gas Interests or operations on the Oil & Gas Interests that will be binding on PURCHASER.

         (m) BROKER'S FEES: SELLER has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which PURCHASER shall have any responsibility whatsoever.

         (n) NO ENCUMBRANCES: Except as described on Schedule 6.2(n), and subject to Section 3.1, SELLER has title to the Oil & Gas Interests free and clear of all liens, pledges, encumbrances and adverse claims created by, through or under SELLER, its subsidiaries or Affiliates. Except as set forth on Schedule 6.2(n), there are no overriding royalties, production payments, net profit interests or other revenue burdens on the Leases, other than the Affiliate overrides which are being conveyed hereunder to PURCHASER, and the royalty due the MMS or the State of Louisiana under each of the Leases.

         (o) NO TAX PARTNERSHIP: Except as set forth under Schedule 6.2(o), none of the Oil & Gas Interests are subject to, or considered to be held by, any partnership for federal income tax purposes not including tax partnerships contained in joint operating agreements identified on Schedule 2.1.6.

         (p) SECTION 754 ELECTION: For each partnership, joint venture or tax partnership to which any of the Oil & Gas Interests are subject, SELLER shall, at PURCHASER's election assist PURCHASER to cause each partnership, joint venture or tax partnership to elect under
               Section 754 of the Code to adjust the basis of its Oil & Gas Interests with respect to the transfer of the partnership interest, effective for the taxable year of the transfer. With respect to each such partnership, joint venture or tax partnership of SELLER, SELLER shall exercise its reasonable efforts in making available to PURCHASER all financial and tax data necessary or reasonably helpful to determine whether a
               Section 754 election would be advantageous to PURCHASER for the taxable year of the Closing.

         (q) PLUGGING OBLIGATIONS: Except as disclosed on Schedule 6.2(q) and except as required by Governmental Body regulations, there are no Wells, platforms or pipelines located on the Leases that SELLER is currently obligated by order of any Governmental Body to remove or plug and abandon within twelve (12) months of Closing.

         (r) EXCHANGE/REMOVAL OF EQUIPMENT: Except as disclosed on Schedule 6.2(r), between April 9, 1999 and the Termination Date, with respect to each of the Oil & Gas Interests, (i) SELLER has not exchanged any equipment, fixtures, inventory, spare parts, tools and other personal property for property of lesser value and (ii) has not removed any idle or other equipment or inventory from the Oil & Gas Interests except with the prior approval of PURCHASER.

         (s)   MMS AND STATE OF LOUISIANA APPROVAL: Except as set forth on
               Schedule 6.2(s), SELLER is not aware of the existence of any fact or condition with respect to the Oil & Gas Interests that may cause the MMS or the State of Louisiana to withhold its unconditional approval of the assignments contemplated herein that require approval of the applicable Governmental Body.

         (t) REVERSIONARY RIGHTS: SELLER has not made any assignments, transfers or conveyances or created any reversionary rights or similar rights in favor of third parties that would operate to reduce SELLER's rights in the Leases or Platforms & Facilities included in the Oil & Gas Interests to less than the Working Interest set forth with respect to the applicable Lease listed in Exhibit "1a".

         (u) INSPECTION REPORTS: To SELLER's Knowledge, PURCHASER has been furnished all MMS or other regulatory inspection reports and findings conducted during SELLER's ownership of the Oil & Gas Interests, subject to the destruction of documents pursuant to SELLER's standard record retention policies.


         (v)   PRODUCER, FIELD AND PIPELINE IMBALANCES: To SELLER's Knowledge,
               Schedule 6.2(v) is a complete and accurate description of all producer, field and pipeline imbalances as of the Effective Time between (i) the amount of hydrocarbons produced from the Oil & Gas Interests and allocated to SELLER and (ii) the share of production to which SELLER was entitled, and there are no other imbalances.


         (w) PAY-OUT REPORTS: To SELLER's Knowledge, Schedule 6.2(w) reflects the pay-out status of any non-consent or other penalties relating to or affecting the Oil & Gas Interests as of the Effective Time.

6.3 PURCHASER'S REPRESENTATIONS & WARRANTIES: PURCHASER represents and warrants to SELLER, that as of the date of this Agreement, the Effective Time and the Closing:

         (a) RECEIPT OF DATA: PURCHASER represents that it has had the opportunity to perform due diligence on the Oil & Gas Interests that PURCHASER wishes to purchase, which includes physical inspection(s), environmental assessment(s), reviewing well data and other files, and performing all necessary tasks involved in evaluating the Oil & Gas Interests.

         (b) INDEPENDENT EVALUATION: PURCHASER represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as SELLER and that it has had access to the Oil & Gas Interests, the officers and employees of SELLER, and the books, records and files of SELLER relating to the Oil & Gas Interests. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, PURCHASER, subject to Section 6.4(b), has relied solely on the basis of its own independent due diligence investigation of the Oil & Gas Interests. ACCORDINGLY, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE EXPRESS LIMITED REPRESENTATIONS AND WARRANTIES MADE IN SECTION 6 OF THIS AGREEMENT), EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE OIL & GAS INTERESTS.

         (c) NO SECURITIES DISTRIBUTION: PURCHASER represents to SELLER that PURCHASER intends to acquire the Oil & Gas Interests for PURCHASER's own benefit and account and that PURCHASER is not acquiring such interests with the intent to make a sale or distribution thereof in violation of applicable federal or state securities laws and regulations. If, in the future, PURCHASER should sell or otherwise dispose of the Oil & Gas Interests in any manner that would be subject to securities regulation, PURCHASER will fully comply with all federal and state securities laws.

         (d) BROKER'S FEES: PURCHASER has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which SELLER shall have any responsibility whatsoever.

         (e) GOVERNMENTAL BODY APPROVAL: To PURCHASER's Knowledge, except as set forth on Schedule 6.3(e), PURCHASER is not aware of the existence of any fact or condition with respect to the Oil & Gas Interests that may cause the MMS or the State of Louisiana to withhold its unconditional approval of the assignments contemplated herein that require approval of the applicable Governmental Body.


         (f) TRANSPORTATION AGREEMENTS: PURCHASER acknowledges that SELLER has not warranted or represented to PURCHASER that any transportation agreements with respect to the Oil & Gas Interests will be assigned to PURCHASER pursuant to the transaction contemplated by the Agreement, except as to those transportation agreements identified on Exhibit "1a".

6.4      RELIANCE:

         (a) BY SELLER: PURCHASER acknowledges that SELLER is entering this transaction relying upon PURCHASER's representations and warranties, upon PURCHASER's assumption of obligations and liabilities pertaining to the Oil & Gas Interests and upon the agreements and undertakings of PURCHASER provided for herein.

         (b) BY PURCHASER: SELLER acknowledges that PURCHASER is entering this transaction relying upon SELLER's representations and warranties and upon the agreements and undertakings of SELLER provided for herein.

6.5 SURVIVAL OF REPRESENTATIONS & WARRANTIES: Subject to Section 9 hereof, all of the representations, warranties, indemnities and agreements of or by the Parties to this

         Agreement shall survive the Closing of this transaction as provided herein and shall not merge into the conveyancing documents.


                  SECTION 7 - ACCOUNTING FOR REVENUE & EXPENSES


7.1 ADJUSTMENTS: Anything herein to the contrary notwithstanding, all hydrocarbon production revenues and expenses (including without limitation, Lease rental or maintenance expenses, capital expenditures or prepaid charges and royalties, overriding royalties, and other payments out of production, but excluding all non-cash charges attributable to depletion, depreciation, bad debt losses, lease abandonment, etc.), pertaining to production from or attributable to any part of the Oil & Gas Interests and relating to the period prior to the Effective Time, shall be owned by and borne by SELLER ("SELLER Amounts") and all similar hydrocarbon production revenues and expenses, produced from or attributable to the Oil & Gas Interests conveyed by SELLER to PURCHASER pursuant to this Agreement, which relate to the period after the Effective Time, shall be owned by and borne by PURCHASER ("PURCHASER Amounts"). The Purchase Price shall be adjusted based on the PURCHASER Amounts and SELLER Amounts specified in the financial closing document submitted by SELLER and reasonably agreed to by PURCHASER at or prior to Closing. All other SELLER Amounts or PURCHASER Amounts not specifically set forth on the financial closing document shall be handled in accordance with Section 7.1.1.

         7.1.1 FINAL ACCOUNTING:

         (a) SELLER and PURCHASER shall use their best efforts to accomplish a single final accounting and cash adjustment for the period between the

               Effective Time and the Closing no later than one-hundred and twenty (120) days after Closing to accomplish the purposes of
               Section 7.1 and of this Agreement ("Final Accounting"). SELLER shall prepare the Final Accounting and submit same to PURCHASER for acceptance. To the extent reasonably required by SELLER, PURCHASER shall assist in the preparation of the Final Accounting. PURCHASER shall have the right to audit the Final Accounting. The Parties' failure to complete the Final Accounting shall not constitute a waiver of the right to receive any amount otherwise due. The Final Accounting shall become final and binding upon the Parties and payable ninety (90) days after receipt thereof by PURCHASER (the "Final Accounting Date") unless PURCHASER gives written notice of its desire to audit or of its disagreement (an "Accounting Notice") to SELLER prior to such date. Time is of the essence with respect to the Accounting Notice. Any Accounting Notice which sets out a disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If an Accounting Notice is received by SELLER in a timely manner, then, following any requested audit, the Final Accounting (as revised in accordance with clause (i) or (ii) below) shall become final and binding on the Parties and any amounts due shall be payable by the earlier of thirty (30) days after (i) the date SELLER and PURCHASER agree in writing with respect to all matters as to which there is a disagreement or
               (ii) the date on which the Arbitrator (as hereinafter defined) issues its decision.

         (b) During the ninety (90) days following the date of receipt by SELLER of an Accounting Notice which requests an audit, SELLER shall make available the necessary records to permit the audit and SELLER and PURCHASER shall attempt (in good faith) to resolve in writing any differences that they may have with respect to all matters specified in the Accounting Notice or discovered in the audit. If, at the end of the sixty (60) day period, SELLER and PURCHASER have not reached agreement on such matters, pursuant to the arbitration provision of this Agreement and this Section, the matters that remain in dispute shall be submitted to an arbitrator (the "Arbitrator") for review and final binding resolution. The Arbitrator shall be a member of a recognized independent public accounting firm and shall be agreed upon by SELLER and PURCHASER in writing. All determinations and adjustments with respect to allocating items to the period before or after the Effective Time shall be in accordance with generally accepted accounting principles, consistently applied. The Arbitrator shall render a decision resolving the matters in dispute within fifteen (15) days following their submission to the Arbitrator. The Arbitrator's decision reached in accordance with the above paragraphs shall be final, and shall not be subject to further arbitration under Section 10.9.



         (c) If SELLER or PURCHASER at any time after the Final Accounting receives any proceeds or pay any additional expenses for or on behalf of the other Party (in the case of PURCHASER, SELLER Amounts, and in the case of SELLER, PURCHASER Amounts), they shall promptly invoice the other Party for such expenses (who shall promptly pay such invoice) or remit to the other Party the proceeds received (to the extent such amounts had not been previously accounted for in the Final Accounting).

         7.1.2 NOTICE TO REMITTERS OF PROCEEDS: After the Accounting Closing Date, the SELLER shall inform the remitters to pay PURCHASER to the extent practical the revenues after the Effective Time. To the extent that any remitter pays revenues to the incorrect Party, that Party shall promptly remit such revenues (without interest) to the correct Party.

7.2 ALLOCATION OF TAX LIABILITIES: All taxes (except state or federal income taxes and franchise taxes) pertaining to the Oil & Gas Interests or production from the Oil & Gas Interests and similar obligations ("Taxes") are SELLER's responsibility where attributable to the period prior to the Effective Time and PURCHASER's responsibility where attributable to the period after the Effective Time (regardless of when assessed on the Oil & Gas Interests). To the extent possible, amounts relating to Taxes shall be included in the Final Accounting. Each Party shall be responsible for its own state or federal income taxes or franchise taxes. After the Effective Time, each Party shall supply the other Party all information and documents reasonably necessary to comply with tax and financial reporting requirements and audits.


                       SECTION 8 - PURCHASER'S OBLIGATIONS


8.1 PURCHASER'S ASSUMED OBLIGATIONS: After the Closing, PURCHASER, subject to Sections 2.3.1 and 2.5.3, shall assume and perform all of the rights, duties, obligations and liabilities of ownership of the Oil & Gas Interests, as follows:


         (a) The express and implied obligations, conditions and covenants under the terms of each Lease or the contracts referenced in
               Section 2.3 to which the Oil & Gas Interests are subject; and

         (b) Responsibility for compliance with all applicable laws, regulations, ordinances, rules and orders and the procurement and maintenance of all permits and bonds required by Governmental Bodies relating to the Oil & Gas Interests and which accrue after the Closing; and

         (c) Subject to Section 5.5(e), responsibility for the payment of royalties, overriding royalties, net profits interests, rentals, shut-in payments (if any) to which the Oil & Gas Interests are subject and which are attributable to the period after the Closing; and

         (d) All other obligations assumed by PURCHASER under the terms of this Agreement.

8.2      PLUGGING AND ABANDONMENT OF WELLS, REMOVAL OF PLATFORMS & FACILITIES:
         Regardless of whether listed on Exhibits "1b" or "1c", PURCHASER recognizes and specifically assumes SELLER's obligation to:

         (i) properly plug and abandon any and all oil, gas or condensate Wells; and

         (ii) properly remove and dispose of all Platforms & Facilities, including but not limited to, platforms, templates, pipelines, gathering systems and all flowlines; and

         (iii) restore each Lease and wellsite(s) associated with the Oil & Gas Interests; all in accordance with the rules, regulations, and requirements of any Governmental Body, and in accordance with all obligations, express or implied, in any contract assumed by PURCHASER, whether or not any such obligations arise prior to or after the Effective Time. PURCHASER agrees to pay all costs and expenses associated with any such plugging and abandoning, removal, or restoration.

              SECTION 9 - DISCLAIMER OF WARRANTY / INDEMNIFICATION


9.1 SALE "AS IS" "WHERE IS": PURCHASER REPRESENTS THAT IT HAS INSPECTED, OR HAS HAD THE OPPORTUNITY TO INSPECT, THE OIL & GAS INTERESTS AND ACCEPTED THE PHYSICAL AND ENVIRONMENTAL CONDITION OF SAME ON AN "AS IS-WHERE IS" BASIS SUBJECT TO THE TERMS OF THIS AGREEMENT. PURCHASER RELEASES SELLER FROM ANY LIABILITY WITH RESPECT TO THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE OIL & GAS INTERESTS AT THE CLOSING (OTHER THAN AS MAY BE PROVIDED FOR UNDER THIS AGREEMENT) WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE, FAULT, OR STRICT LIABILITY, AND WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH SELLER'S OWNERSHIP OF THE OIL & GAS INTERESTS OR USE OF THE PROPERTY DESCRIBED IN THE LEASES BEFORE OR AT THE CLOSING. WITHOUT LIMITING THE ABOVE, PURCHASER WAIVES ANY RIGHT, EXCEPT TO THE EXTENT OTHERWISE PROVIDED FOR IN THIS AGREEMENT, TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER AND SUBJECT TO, AND AS PROVIDED IN, THIS AGREEMENT, AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS AND EXPENSES WHATSOEVER, (INCLUDING WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE OIL & GAS INTERESTS AT THE CLOSING OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42

         U.S.C. SECTION 9601 ET. SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 ET. SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 ET. SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C.
         SECTION 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 7401 ET. SEQ.), AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAW, WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH, SELLER'S OWNERSHIP OF THE OIL & GAS INTERESTS OR USE OF THE PROPERTY DESCRIBED IN THE LEASES AT OR PRIOR TO THE CLOSING, AND WHETHER OR NOT ATTRIBUTABLE TO THE STRICT LIABILITY OF SELLER OR TO THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, NEGLIGENCE OF SELLER, EVEN IF CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER PRIOR TO CLOSING.

9.2 DISCLAIMER REGARDING OIL & GAS INTERESTS: PURCHASER ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY COVENANT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE OIL & GAS INTERESTS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
         (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (e) ANY IMPLIED OR EXPRESS

         WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT AND (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SHALL BE CONVEYED TO PURCHASER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS PURCHASER DEEMS APPROPRIATE AND PURCHASER WILL ACCEPT THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

9.3 DISCLAIMER REGARDING INFORMATION: SELLER HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND PURCHASER HEREBY WAIVES, AND ACKNOWLEDGES THAT SELLER HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO (a) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR VERBAL) NOW, HERETOFORE, OR HEREAFTER FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER OR (b)

         PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, OR THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS AFTER CLOSING.


9.4      INDEMNIFICATION:

         (a) PURCHASER shall release, indemnify, defend and hold harmless SELLER and its respective Affiliates, and each SELLER's and each such Affiliate's directors, officers, employees, stockholders and agents ("SELLER GROUP"), from and against any and all claims, liabilities, losses, causes of actions, damages, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys' fees) ("Losses") asserted against, resulting from, imposed upon or incurred by SELLER GROUP (i) as a result of, or arising out of, the breach of any of the representations or warranties of PURCHASER contained in this Agreement, or (ii) as a result of, or arising out of, PURCHASER's ownership or operation of the Oil & Gas Interests, including, but not limited to, the obligation to properly plug and abandon all Wells and remove all Platforms & Facilities now or hereafter located on any of the Oil & Gas Interests as set forth in Sections 8.1 and 8.2, or (iii) as a result of, or arising out of, any matter or circumstance relating to the Environmental Obligations assumed by PURCHASER pursuant to Section 2.5.2, or (iv) as a result of, or arising out of the matters described in Sections 2.3 (except as provided for in Section 2.3.1), 9.2, and 9.3

               (except as provided for in Section 2.5.3), regardless in each case whether known or unknown, whether attributable to periods of time before or after the Effective Time or Closing, and REGARDLESS OF THE STRICT LIABILITY OF SELLER GROUP OR WHETHER SELLER GROUP WAS OR WAS ALLEGED TO HAVE BEEN NEGLIGENT, INCLUDING WITHOUT LIMITATION, THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OF SELLER GROUP, EVEN IF SELLER GROUP WAS OR WAS ALLEGED TO HAVE BEEN GROSSLY NEGLIGENT OR GUILTY OF WILLFUL MISCONDUCT.

         (b) SELLER shall release, indemnify, defend and hold harmless PURCHASER and its Affiliates, and its and their respective directors, officers, employees, stockholders and agents ("PURCHASER GROUP") from and against all Losses asserted against, resulting from, imposed upon or incurred by PURCHASER GROUP as a result of, or arising out of (i) the breach of any of the representations or warranties of SELLER contained in this Agreement (except with respect to any error in Schedules 6.2 (i), 6.2 (v), 6.2 (w) and 6.2 (x), for which SELLER assumes no liability), (ii) liabilities attributable to the Excluded Assets,
               (iii) any matter or circumstance described in Sections 2.3.1 or 2.5.3, or (iv) the breach of the limited title warranty in
               Section 3.1.

         (c) The liability of SELLER and PURCHASER under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

               (i) In no event shall any amounts be recovered from SELLER under Subsection 9.4(b)(i) for any breach of any representation or warranty of SELLER set forth in the Agreement for which a written notice of claim specifying in reasonable detail the specific nature of the Losses and the estimated amount of such Losses ("Claim Notice") is not delivered to SELLER prior to the close of business on November 1, 2000 at 5:00 p.m., local time, and the indemnity obligation of SELLER in Subsections 9.4(b)(i) with respect to such representations and warranties shall terminate on said date.

               (ii) The representations and warranties of the Parties set forth in Section 6 of this Agreement shall survive the Closing for a period of eighteen (18) months and shall terminate at 5:00 p.m., local time in New Orleans, Louisiana, on November 1, 2000; provided, however, that any such representation or warranty that is the subject of a Claim Notice delivered in good faith in compliance with the requirements of Section 9.4(d) shall survive with respect only to the specific matter described in such Claim Notice until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution. Other than as set forth in Section 2.5.3(c), this eighteen (18) month period shall have no applicability to the respective obligations of PURCHASER and SELLER under Sections 9.1 through 9.4(b) (but excluding
                     Section 9.4(b)(i)) and Section 4.5.

               (iii) Notwithstanding anything to the contrary herein, in no event shall (i) SELLER GROUP or PURCHASER GROUP be liable to the other for punitive, exemplary, consequential, or special damages; (ii) SELLER GROUP indemnify PURCHASER GROUP or any other person, or be otherwise liable in any way whatsoever to PURCHASER GROUP or any other person, for any Losses arising from the breach of a representation or warranty of SELLER GROUP in excess of an amount equal to $80,000,000; and
                     (iii) SELLER GROUP indemnify PURCHASER GROUP, or be otherwise liable to PURCHASER GROUP, for any losses until PURCHASER GROUP has suffered losses in the aggregate in excess of a deductible in an amount equal to $2,000,000.00, after which point SELLER GROUP will be obligated only to indemnify PURCHASER GROUP from and against further losses in excess of such deductible.



               (iv) No amount shall be recovered from any Party for the breach or untruth of any representations or warranties, of the other Party, or for any other matter, to the extent that the Party claiming a Loss as a result thereof had actual knowledge of such breach, untruth or other matter at or prior to the Closing, nor, in such event, shall PURCHASER be entitled to rescission with respect to any such matter.


         (d) All claims for indemnification under this Agreement shall be asserted and resolved pursuant to this Section 9.4(d). Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such claims are asserted hereunder is hereinafter referred to as the " Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified

               Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Losses is not materially prejudiced. The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party). In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party Losses, or any cross-complaint against any person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party and no claim may be settled or compromised by the Indemnifying Party without the prior written consent of the Indemnified Party unless such settlement or compromise entails a full and unconditional release of the Indemnified Party (and any other members of the Indemnified Party's group, i.e., SELLER GROUP or PURCHASER GROUP) without any admission or finding of fault or liability.


                     SECTION 10 - ADMINISTRATIVE PROVISIONS


10.1 EXPENSES OF SALE: Except as otherwise specifically provided herein, each Party to this Agreement shall pay its own expenses (including without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions under this Agreement.

10.2 THIRD PARTY RIGHTS: Except as to those indemnity obligations owed to the indemnified entities or persons listed in Section 9 hereof, notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any person who is not a Party to this Agreement (including without limitation, any broker or finder, creditor or other person), and this Agreement shall be effective only as between the Parties hereto, their successors and permitted assigns.

10.3 FURTHER ACTIONS: PURCHASER and SELLER agree that each will, from time to time and upon reasonable request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by its Affiliates, such instruments, and take such other action as may be necessary, or advisable, to carry out

         PURCHASER's and SELLER's obligations under this Agreement. Further, PURCHASER and SELLER agree as follows:

                    (i) Except for the assets of SOSCO to be addressed by Exhibit "6" hereof, to the extent that there are assets of SELLER's Affiliates located on the Oil & Gas Interests, the locations of which will be disclosed in writing to PURCHASER, but for which a lease of platform space is not currently in place, or has not been negotiated, PURCHASER and such Affiliates shall negotiate in good faith such leases as are appropriate containing provisions consistent with industry customs and rental fees of $150.00 per square foot per year for equipment and facilities, and $25.00 per square foot per year for platform risers. For the period between the Effective Time and the execution of any such leases, PURCHASER agrees that such Affiliates shall have, and PURCHASER hereby grants, a lease of platform space with respect to the applicable Oil & Gas Interests limited to such areas as are necessary for the maintenance, repair and operation of the Affiliates' equipment, the rentals due under such leases being as specified above; and

                    (ii) The Parties acknowledge that the Exhibits and Schedules are subject to modification, revision, deletion and addition by SELLER up to and including May 12, 1999, at which time SELLER shall present a complete set of the Exhibits and Schedules to PURCHASER, and that upon PURCHASER's certification pursuant to Section 5.1.3, SELLER's representations and warranties in Section 6.2 shall be effective as of the date of such certification of such modified Exhibits and Schedules; and

                    (iii) To the extent that either PURCHASER or SELLER requires a production handling agreement contract as a result of the assignment from SELLER to PURCHASER of an interest in a Lease pursuant to this Agreement, the parties shall negotiate in good faith such production handling agreements as are appropriate containing provisions consistent with industry custom and provides for a maximum rate of $.10 per mcf, $1.00 per bbl of oil and $.50 per bbl of water.

10.4 NOTICES: Any notice provided or permitted to be given under this Agreement shall be in writing, and may be sent by personal delivery, facsimile machine or by depositing same in the United States Mail, addressed to the Party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner hereinabove described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt (or upon the date of attempted delivery where delivery is refused). Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means), and when delivered and receipted for, if hand-delivered, sent by express courier or delivery service. For purposes of notice, the addresses of the Parties shall be as follows:

         EXPRESS MAIL                    REGULAR MAIL
         ------------                    ------------

                           SELLER
                           ------

         Shell Offshore Inc.             Shell Offshore Inc.
         ATTN: Contracts Manager         ATTN: Contracts Manager
         701 Poydras Street              P. O. Box 61933
         New Orleans, LA 70139           New Orleans, LA 70161

                    Telephone -  (504) 728-6704
                    Facsimile -  (504) 728-0678



                           PURCHASER
                           ---------

         Apache Corporation
         ATTN:      Lisa A. Floyd
                    Vice President - Business Development
                    2000 Post Oak Boulevard, Suite 100
                    Houston, Texas 77056-4400

                    Telephone - (713) 296-6569
                    Facsimile   - (713) 296-6459


         or at such other address and number as either Party shall have previously designated by written notice given to the other Party in the manner hereinabove set forth.

10.5 PUBLIC ANNOUNCEMENTS: The Parties agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall obtain the written approval of the other Party to the text of such announcement or statement, which approval may not be unreasonably withheld. Nothing contained in this Section shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to the transaction contemplated by this Agreement to any state or federal Governmental Body, to the extent required by applicable law or by any applicable rules, regulations or orders of any Governmental Body having jurisdiction, or necessary to comply with disclosure requirements of applicable securities laws or any applicable stock exchanges.

10.6 TIME LIMITS: Time is of the essence in this Agreement and all time limits shall be strictly construed and enforced. The failure or delay of any Party in the enforcement of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Except as otherwise limited by the time limits contained in this Agreement, such Party may exercise its rights under this Agreement despite any delay or failure to enforce the rights when the right or obligation arose.

10.7 COMPLIANCE WITH LAWS & REGULATIONS: This Agreement, and all operations conducted by the Parties pursuant to this Agreement, are expressly subject to and shall comply with all laws, orders, rules and regulations of any federal, state or local Governmental Body having jurisdiction. No Party shall suffer a forfeiture or be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented or if such failure results from compliance with any applicable law, order, rule or regulation.

10.8 APPLICABLE LAW: The provisions of this Agreement and the relationship of the Parties shall be governed and interpreted according to the laws of the State of Louisiana without giving effect to principles of conflicts of laws.

         10.8.1     DTPA WAIVER:

                    (i) PURCHASER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "TEXAS DTPA")), THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IS HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

                    (ii) PURCHASER expressly recognizes that the price for which SELLER has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the Texas DTPA and this waiver thereof. PURCHASER further recognizes that SELLER, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the Texas DTPA.

10.9 ARBITRATION: Any controversy or claim ("Claim"), whether based on contract, tort, statute or other legal or equitable theory arising out of or related to the breach of one or more of the warranties and representations made in this Agreement, or as a result of any other matters which may give rise to a liability with respect to this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C 1-16, to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

         Either SELLER or PURCHASER may initiate arbitration by giving written notice to the other. Arbitration will be deemed to be initiated when written notice, properly addressed and stamped, is deposited with the United States Postal Service. The party initiating arbitration shall nominate one (1) arbitrator at the same time it initiates arbitration. The other party shall nominate one (1) arbitrator within thirty (30) calendar days of receiving the notice of arbitration, failing which the initiating party, on behalf of and on written notice to the other party, may request appointment of the second arbitrator by the American Arbitration Association ("AAA") office in Houston, Texas in accordance with the Rules. The two arbitrators shall appoint a third, neutral arbitrator. The third, neutral arbitrator shall be competent and experienced in matters involving the oil and gas business in the Gulf of Mexico and shall be unaffiliated and without prior financial alliances with either party, or either of the other arbitrators.

         If the two arbitrators are unable to agree on a third arbitrator within sixty (60) calendar days from initiation of arbitration, then a third arbitrator shall be selected by the AAA office in Houston, Texas, with due regard given to the selection criteria above and input from the parties and other arbitrators. The AAA shall select the third arbitrator not later than ninety (90) calendar days from initiation of arbitration. Costs charged by AAA for selecting the third arbitrator shall be borne equally by SELLER and PURCHASER.

         In the event AAA should fail to select the third arbitrator within ninety (90) calendar days from initiation of arbitration, then either party may petition the Chief United States District Judge for the Eastern District of Louisiana to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the parties and other arbitrators.

         The arbitrators shall determine the Claims of the Parties and render a final award in accordance with the substantive law of the State of Louisiana, excluding the conflicts provisions of such law. The arbitrators shall set forth the reasons for the award in writing. All statutes of limitations and defenses based upon passage of time applicable to any Claim (including any counterclaim or setoff) shall be interrupted by the filing of the arbitration and suspended while the arbitration is pending.

         The obligation to arbitrate any Claim shall extend to the successors, assigns and third party beneficiaries of the Parties. The Parties shall use their best efforts to cause the obligation to arbitrate any Claim to extend to any officer, director, employee, shareholder, agent, trustee, affiliate, or subsidiary. The terms hereof shall not limit any obligations of a Party to defend, indemnify, or hold harmless another Party against court proceedings or other Claims, losses, damages or expenses.

         The arbitrators shall order the Parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a Party, to produce other relevant documents, to answer interrogatories, to respond to requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such Party has listed and all other persons within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrator upon finding good cause.

         The three arbitrators so selected shall conduct a hearing in New Orleans, Louisiana not later than ninety (90) days following the date the third arbitrator is selected, at which the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the arbitrators shall consider any evidence and testimony that they determine to be relevant, in accordance with procedures that they determine to be appropriate. The arbitrators shall render a written decision within twenty (20) days following conclusion of the hearing.

         Each Party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding; provided further, that any costs incurred by a party in seeking judicial enforcement of any decision rendered in writing by the arbitrators, or a majority of the arbitrators, shall be chargeable to and borne exclusively by the Party against whom such court order is obtained.

         In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than 10 days after the appointment of the arbitrator and in no event for longer than 60 days.

         Each Party shall bear the cost of the arbitrator selected by the party and the cost of the third arbitrator shall be shared equally by both PURCHASER and SELLER.


10.10 SEVERANCE OF INVALID PROVISIONS: In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated.


10.11 CONSTRUCTION & INTERPRETATION: The interpretation and construction of the terms of this Agreement will be governed by the following conventions:

         10.11.1 HEADINGS FOR CONVENIENCE: Except for the definition headings, all the table of contents, captions, numbering sequences, paragraph headings and punctuation used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this

                    Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

         10.11.2 GENDER & NUMBER: The use of pronouns in whatever gender or number shall be deemed to be a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities or groups thereof. Any necessary grammatical changes required to make the provisions of this Agreement refer to the correct gender or number shall in all instances be assumed as though each case was fully expressed.

         10.11.3 INDEPENDENT REPRESENTATION: Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

10.12 INTEGRATED AGREEMENT: This Agreement, and the Exhibits and Schedules attached and incorporated herein, and the instruments delivered at or in connection with the Closing hereunder ("Closing Documents") contains the final and entire agreement of the Parties with respect to the subject matter of this contract. There are no representations, warranties or promises, oral or written, between the Parties other than those included in this Agreement or in any Closing Document. Upon execution of this Agreement by all Parties, this Agreement shall supersede and replace all previous negotiations, understandings or promises, whether written or oral, relative to the subject of this Agreement. Each of the Parties acknowledges that no other Party has made any promise, representation or warranty that is not expressly stated in this Agreement or in any Closing Document. This Agreement shall not be modified or changed (nor any provision of this Agreement waived) except by a written amendment signed by all the Parties. This Agreement is entire as to all the performances to be rendered under it, and breach of any provision shall constitute a breach of the entire Agreement. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

10.13 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

10.14 MULTIPLE COUNTERPARTS: This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original, and all of which when taken together shall constitute but one and the same agreement with the same effect as if all Parties had signed the same instrument.

10.15 FAIR NOTICE DISCLOSURE STATEMENT: PURCHASER'S ATTENTION IS DIRECTED TO CERTAIN PROVISIONS OF THIS AGREEMENT WHICH REQUIRE PURCHASER TO DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS IRRESPECTIVE OF THE STRICT LIABILITY OF SELLER OR THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, NEGLIGENCE OF SELLER, AND IN SOME CASES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

10.16 GAS BALANCING: Producer and field imbalances will be addressed in the closing statement and the Final Accounting as set forth in Sections 7.1 et seq. Specifically, PURCHASER and SELLER agree that the producer and field imbalances will be settled between the Parties pursuant to the aforementioned sections on the basis of $1.95 per mcf of gas and $14.00 per barrel of oil. As to producer and field imbalances, PURCHASER shall assume the rights and obligations of SELLER in and to such imbalances as of the Effective Time, and release, indemnify, and hold harmless SELLER in connection therewith.

         IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date first above written.

WITNESSES (AS TO ALL OF SELLER'S SIGNATURES):


                                          SHELL OFFSHORE INC.

/s/ John J. Christmann, IV                By: /s/ K. R. Sissell
----------------------------                 -----------------------------------
                                                  K. R. Sissell
                                                  Agent & Attorney-in-Fact
/s/ Marjorie Lofthouse
----------------------------

                                          MIDSTREAM CAPITAL CORPORATION

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Attorney-in-Fact
                                              for Shell Exploration & Production
                                              Company, as Agent for Midstream
                                              Capital Corporation


                                          SHELL OIL & GAS INVESTMENT
                                           LIMITED PARTNERSHIP

                                          By:  SHELL OFFSHORE INC.,
                                               Its General Partner

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact

                                          SHELL ONSHORE VENTURES INC.

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact



                                          SHELL DEEPWATER DEVELOPMENT
                                             HOLDINGS INC.

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact


                                          SHELL FRONTIER OIL & GAS INC.

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact



                                          SOI FINANCE INC.

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact


                                          ORLANDO-SOI PARTNERSHIP

                                          By:  SHELL OFFSHORE INC.,
                                               Its General Partner

                                          By: /s/ K. R. Sissell
                                             -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact

                                        SHELL CONSOLIDATED ENERGY
                                          RESOURCES INC.

                                        By: /s/ K. R. Sissell
                                           -----------------------------------
                                              K. R. Sissell
                                              Agent & Attorney-in-Fact


WITNESSES:

                                        APACHE CORPORATION

/s/ John J. Christmann, IV              By: /s/ Lisa A. Floyd
------------------------------             -----------------------------------
                                           Lisa A. Floyd
                                           Vice President - Business Development

/s/ Marjorie Lofthouse
------------------------------

STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Offshore Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public
My Commission is for life.


STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Attorney-in-Fact for Shell Exploration & Production Company, as Agent for Midstream Capital Corporation, a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public
My Commission is for life.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Offshore Inc., the General Partner of Shell Oil & Gas Investment Limited Partnership, a Delaware partnership, on the day and year therein mentioned and as the act and deed of said partnership, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.


STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Onshore Ventures Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Deepwater Development Holdings Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.


STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Frontier Oil & Gas Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for SOI Finance Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.


STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Offshore Inc., the General Partner of Orlando-SOI Partnership, a Delaware partnership, on the day and year therein mentioned and as the act and deed of said partnership, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared K. R. SISSELL, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for Shell Consolidated Energy Resources Inc., a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.


STATE OF LOUISIANA
PARISH OF ORLEANS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared Lisa A. Floyd, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Vice President-Business Development for Apache Corporation, a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of April, 1999.

                                                  /s/ Jonathan Hunter
                                                  -----------------------------
                                                  Notary Public

My Commission is for life.